Exhibit 99.1

Earth Science Tech, Inc. (ETST) Acquires Zoolzy LLC to Drive Margin Expansion and Strategic Entry into the Veterinary Market

MIAMI, Aug. 19, 2026 (GLOBE NEWSWIRE) — Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on a diversified portfolio, today announced the acquisition of Zoolzy LLC, a Doral, Florida-based wholesale distributor of active pharmaceutical ingredients (APIs) and finished FDA-approved prescription products.

Operating from a 3,684-square-foot facility, Zoolzy integrates seamlessly into ETST’s supply chain. This highly accretive acquisition is designed to deliver immediate financial and operational value to shareholders across three key growth drivers:

●	Margin Expansion: By internalizing wholesale API procurement, ETST’s compounding pharmacies can now secure essential raw materials at highly competitive wholesale pricing, directly and significantly increasing the Company’s overall profit margins.

●	Expanded Access to Novel Ingredients: The acquisition broadens ETST’s supply network, unlocking access to new and highly sought-after APIs to expand the Company’s custom compounding capabilities.

●	Strategic Veterinary Expansion: Through Zoolzy, ETST gains immediate procurement access to common veterinary medications. Leveraging this new supply line, the Company is rapidly expanding into the lucrative animal health market, focusing on formulating unique, flavored, and easy-to-administer veterinary therapeutics. This high-margin initiative is spearheaded by key members of ETST’s management team, capitalizing on their deep-rooted expertise and established networks within the exotic wildlife space.

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. operates as a diversified holding company focused on the health and wellness sector. The Company’s principal operating strategy is to build a vertically integrated healthcare platform that combines compounding pharmacy operations, telemedicine platforms, clinical support, and direct-to-patient fulfillment. The Company’s healthcare operations are supported by investments in real estate and asset management activities and a consumer products business.

The core of the Company’s value proposition is the seamless integration of patient care, from consultation to fulfillment. This is achieved through the synergy of specialized subsidiaries.

To learn more, please visit: www.EarthScienceTech.com

Forward-Looking Statements

Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com